     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 2001.
                                                      REGISTRATION NO. 333-33262
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                             SOMANETICS CORPORATION
             (Exact name of registrant as specified in its charter)

          MICHIGAN                                   3845                              38-2394784
(State or other jurisdiction of           (Primary Standard Industrial              (I.R.S. Employer
incorporation or organization)             Classification Code Number)           Identification Number)

                                ----------------

                              1653 EAST MAPLE ROAD
                            TROY, MICHIGAN 48083-4208
                                 (248) 689-3050
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                BRUCE J. BARRETT
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             SOMANETICS CORPORATION
                              1653 EAST MAPLE ROAD
                            TROY, MICHIGAN 48083-4208
                                 (248) 689-3050
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                   COPIES TO:
          ROBERT J. KRUEGER                          KEITH M. ANDRUSCHAK
HONIGMAN MILLER SCHWARTZ AND COHN LLP         CLIFFORD CHANCE ROGERS & WELLS LLP
     2290 FIRST NATIONAL BUILDING                  TWO HUNDRED PARK AVENUE
     DETROIT, MICHIGAN 48226-3583                NEW YORK, NEW YORK 10166-0153
            (313) 465-7452                               (212) 878-8570
       FAX NO.:  (313) 465-7453                     FAX NO.:  (212) 878-8375

                                ----------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                            ---------------

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                     ---------------

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                     ---------------

         If the delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ----------------

                         CALCULATION OF REGISTRATION FEE

================================================== ==================== =============== ======================= ====================
                                                                           PROPOSED
                                                                           MAXIMUM             PROPOSED
                                                                           OFFERING            MAXIMUM
             TITLE OF EACH CLASS OF                   AMOUNT TO BE        PRICE PER       AGGREGATE OFFERING         AMOUNT OF
           SECURITIES TO BE REGISTERED               REGISTERED (1)       SHARE (2)           PRICE (2)           REGISTRATION FEE
-------------------------------------------------- -------------------- --------------- ----------------------- --------------------
Common Shares, par value $.01 per share                  714,484          $5.765625          $4,119,446.81(1)
-------------------------------------------------- -------------------- --------------- ----------------------- --------------------
Common Shares, par value $.01 per share                        0            $4.36                    $0.00
-------------------------------------------------- -------------------- --------------- ----------------------- --------------------
                                            Total        714,484                             $4,119,446.81         $1,752.33 (3)
================================================== ==================== =============== ======================= ====================

(1) Reflects the de-registration of (1) 285,516 shares that have not been sold to Kingsbridge, and, therefore, will not be publicly offered for resale by them, and (2) 200,000 shares subject to a warrant granted to Kingsbridge that will not be publicly offered for resale by them. The public offering of these shares has terminated.

(2) Estimated solely for the purpose of computing the registration fee, based on (1) the average of the high and low reported sale prices of the Registrant's common shares on March 21, 2000 as reported on The Nasdaq SmallCap Market, pursuant to Rule 457(c), or (2) the exercise price of the Warrant, pursuant to Rule 457(g).

(3)      Paid with the initial filing.

                                ----------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

         The purpose of this Post-Effective Amendment No. 1 to Form S-1 Registration Statement is to de-register:

         - 285,516 shares originally registered pursuant to this registration statement for resale by Kingsbridge Capital Limited after our private placement of those shares to Kingsbridge. We no longer intend to sell those shares to Kingsbridge, and, therefore, Kingsbridge will not publicly offer them for resale.

         - 200,000 shares originally registered pursuant to this registration statement for resale by Kingsbridge. The shares are subject to a warrant we granted to Kingsbridge, but Kingsbridge no longer intends to publicly offer those shares for resale if and when it exercises the warrant.

The public offering of these shares has terminated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on February 28, 2001.

                                 SOMANETICS CORPORATION
                                      (Registrant)

                                 By:  /s/ BRUCE J. BARRETT
                                     ------------------------------------
                                      BRUCE J. BARRETT
                                      Its: President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                             Title                                      Date
              ---------                                             -----                                      ----

     /s/ BRUCE J. BARRETT                     President, Chief Executive Officer and a Director         February 28, 2001
------------------------------------                    (Principal Executive Officer)
       BRUCE J. BARRETT

               *                                     Chairman of the Board of Directors                 February 28, 2001
------------------------------------
      H. RAYMOND WALLACE

     /s/ WILLIAM M. IACONA                   Vice President, Finance, Controller, and Treasurer         February 28, 2001
------------------------------------   (Principal Financial Officer and Principal Accounting Officer)
       WILLIAM M. IACONA

               *                                                  Director                              February 28, 2001
------------------------------------
       DANIEL S. FOLLIS

               *                                                  Director                              February 28, 2001
------------------------------------
 JAMES I. AUSMAN, M.D., PH.D.

               *                                                  Director                              February 28, 2001
------------------------------------
        ROBERT R. HENRY

               *                                                  Director                              February 28, 2001
------------------------------------
        A. BREAN MURRAY


*BY:  /s/ BRUCE J. BARRETT                                                                              February 28, 2001
      ------------------------------
       BRUCE J. BARRETT,
       ATTORNEY-IN-FACT